EXHIBIT 23.1


REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE




To the Board of Directors and Stockholders
HMT Technology Corporation:


        Our audits of the consolidated financial statements referred to in our report dated April 16, 1999, appearing on page 33 of this Form 10-K also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial
statement schedule presents fairly, in all  material  respects,   the
information set forth therein when read in conjunction with the related consolidated financial statements.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


San Jose, California
April 16, 1999